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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-051913

PROSPECTUS SUPPLEMENT
(To prospectus dated May 6, 1998)
(To prospectus dated November 9, 1993)
(To prospectus dated May 20, 1985)

Full and Unconditional Guarantee By

LEHMAN BROTHERS HOLDINGS INC.
of Debt Securities of
Lehman Brothers Inc.

        The following terms will generally apply to the full and unconditional guarantee issued by Lehman Brothers Holdings of $1,684,438,000 of debt securities of Lehman Brothers Inc. issued and outstanding as of the date of this prospectus supplement and $1,795,000,000 aggregate principal amount of debt securities of Lehman Brothers Inc. to be sold from time to time using this prospectus supplement, together with a prospectus supplement relating to a specific series of debt securities and an attached prospectus. Lehman Brothers Inc. is a wholly owned subsidiary of Lehman Brothers Holdings and a broker-dealer registered under the Securities Exchange Act of 1934. Specific terms for each guaranteed debt security to be sold will be provided in a prospectus supplement and an attached prospectus, together with this prospectus supplement.

        Lehman Brothers Holdings may offer the guaranteed debt securities through underwriters, dealers or agents or by themselves directly.

        The securities may be sold through, or through underwriting syndicates managed by, Lehman Brothers Inc. alone or with one or more other underwriters. The applicable prospectus supplement sets forth or will set forth the names of the specific managing underwriter or underwriters and the members of the underwriting syndicate, if any, involved in the sale of the securities in respect of which this prospectus supplement is being delivered.

        This prospectus supplement, together with a prospectus supplement relating to a specific series of debt securities and an attached prospectus, may also be used by affiliates of Lehman Brothers Holdings in connection with offers and sales of securities related to market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. These affiliates may act as principal or agent in such transactions.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS

October 3, 2003

TABLE OF CONTENTS

Where You Can Find More Information About Lehman Brothers Holdings	S-3
Lehman Brothers Holdings	S-4
Ratio of Earnings to Fixed Charges	S-4
Use of Proceeds	S-4
Description of the Guarantees	S-4
Certain United States Federal Income Tax Consequences	S-6
Plan of Distribution	S-13
ERISA Considerations	S-15
Experts	S-16
Legal Matters	S-16

        You should only rely on the information contained or incorporated by reference in this prospectus supplement, the prospectus supplement relating to a specific series of debt securities and an attached prospectus. Lehman Brothers Holdings has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Lehman Brothers Holdings is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the prospectus supplement relating to a specific series of debt securities and an attached prospectus, as well as information Lehman Brothers Holdings previously filed with the Securities and Exchange Commission and incorporated herein by reference, is accurate only as of the date of the applicable document. The business, financial condition, results of operations and prospects of Lehman Brothers Holdings may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION
ABOUT LEHMAN BROTHERS HOLDINGS

        Lehman Brothers Holdings files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). These SEC filings are available to the public over the Internet at the SEC's web site at www.sec.gov. You may read and copy any document we file at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

        Lehman Brothers Holdings filed a registration statement on Form S-3 with the SEC covering the guarantees offered by this prospectus supplement. For further information on Lehman Brothers Holdings and the offered securities, you should refer to the registration statement and its exhibits. Lehman Brothers Inc. has also filed registration statements concerning the debt securities that will be guaranteed by Lehman Brothers Holding. This prospectus supplement summarizes material provisions of the offered guarantees, and the prospectus supplement relating to a specific series of debt securities and an attached prospectus summarize material provisions of the offered debt securities and related indentures. Because this prospectus supplement and the prospectus supplement relating to a specific series of debt securities and an attached prospectus may not contain all the information that you may find important, you should review the full text of the registration statements and their exhibits. Lehman Brothers Holdings and Lehman Brothers Inc. have included copies of the documents summarized in this prospectus supplement and the prospectus supplement relating to a specific series of debt securities and an attached prospectus in exhibits to the respective registration statements of which this prospectus supplement and the prospectus are a part.

        The SEC allows Lehman Brothers Holdings to "incorporate by reference" the information Lehman Brothers Holdings files with them, which means important information can be disclosed to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that Lehman Brothers Holdings files later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus supplement. Lehman Brothers Holdings incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 shall be incorporated by reference in this prospectus until the later of (1) the completion of the offering of the securities described in this prospectus supplement and (2) the date affiliates of Lehman Brothers Holdings stop offering securities pursuant to this prospectus supplement:

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  the Annual Report on Form 10-K for the year ended November 30, 2002;

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  the Quarterly Reports on Form 10-Q for the quarters ended February 28, 2003 and May 31, 2003; and

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  the Current Reports on Form 8-K filed on December 11, December 19 and December 23, 2002 (two filings), January 9, March 17, March 20, March 21, April 29, May 1, May 2, May 8 (two filings), May 13, May 20, May 27, June 2, June 19, June 24, July 1, July 10, July 14, July 22, August 26, August 27, September 10, 2003 September 16 and September 23.

        You may also request a copy of any or all of the information that has been incorporated by reference in this prospectus supplement, free of cost, by writing or telephoning Lehman Brothers Holdings at the following address and telephone number:

Lehman Brothers Holdings Inc.
Office of the Corporate Secretary
399 Park Avenue
New York, New York 10022
(212) 526-0858

LEHMAN BROTHERS HOLDINGS

        Lehman Brothers Holdings together with its subsidiaries ("Lehman Brothers") is one of the leading global investment banks, serving institutional, corporate, government and high net-worth individual clients and customers. Lehman Brothers' worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers is engaged primarily in providing financial services. Other businesses in which Lehman Brothers is engaged represent less than 10 percent of consolidated assets, revenues or pre-tax income.

        Lehman Brothers' business includes capital raising for clients through securities underwriting and direct placements, corporate finance and strategic advisory services, private equity investments, securities sales and trading, research, and the trading of foreign exchange and derivative products and certain commodities. Lehman Brothers acts as a market-maker in all major equity and fixed income products in both the United States and international markets. Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as the NASD, and holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris and Milan stock exchanges.

        Lehman Brothers provides a full array of capital market products and advisory services worldwide. Through Lehman Brothers' investment banking, trading, research, structuring and distribution capabilities in equity and fixed income products, Lehman Brothers continues its focus of building its client/customer business model. These "customer flow" activities represent a majority of Lehman Brothers' revenues. In addition to its customer flow activities, Lehman Brothers also takes proprietary positions, the success of which is dependent on its ability to anticipate economic and market trends. Lehman Brothers believes its customer flow orientation mitigates its overall revenue volatility.

        Lehman Brothers Holdings is a Delaware corporation, incorporated on December 29, 1983. Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows Lehman Brothers Holdings' consolidated ratio of earnings to fixed charges for each of the five most recent fiscal years and the most recent interim period:

						Six Months Ended May 31, 2003
	Year Ended November 30,
	1998	1999	2000	2001	2002
Ratio of Earnings to Fixed Charges	1.07	1.12	1.14	1.11	1.13	1.23

USE OF PROCEEDS

        Lehman Brothers Holdings will not receive directly any proceeds from any offered guarantees. For a discussion of the use of proceeds to be received by Lehman Brothers Inc. from any offering of debt securities, see "Use of Proceeds" in the prospectus supplement relating to a specific series of debt securities and an attached prospectus.

DESCRIPTION OF THE GUARANTEES

        The following description of the terms of the guarantees of Lehman Brothers Holdings supplements the description of the terms and provisions of the debt securities of Lehman Brothers Inc. set forth in the prospectus supplement relating to a specific series of debt securities and an attached prospectus. Terms used in this prospectus supplement will have the meanings described in the prospectus supplement relating to a specific series of debt securities and an attached prospectus, unless otherwise specified.

        The prospectus supplement relating to a specific series of debt securities of Lehman Brothers Inc. to be issued in the future will contain the specific information and terms for that offering. You should read carefully the particular terms of a series of debt securities in the specific prospectus supplement. That prospectus supplement may also add, update or change information contained in an attached prospectus. It is important for you to consider the information contained in this prospectus supplement and the specific prospectus supplement and an attached prospectus relating to your debt securities in making your investment decision.

Guarantees

        The guarantees are to be issued under the respective senior or senior subordinated indentures described in the specific prospectus supplement and an attached prospectus between Lehman Brothers Inc. and the respective trustees named therein, each as amended and supplemented to date and as further amended and supplemented by a supplemental indenture among Lehman Brothers Inc., Lehman Brothers Holdings, as guarantor, and the applicable trustee setting forth the terms of the guarantee, all of which are included or incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part. This prospectus supplement, the prospectus supplement relating to a specific series of debt securities and an attached prospectus briefly summarize the material provisions of the indentures and the debt securities and guarantees. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you.

        A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, has been filed with the SEC or will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus supplement forms a part. You can obtain a copy of any form of debt security when it has been filed by following the directions on page S-3 or by contacting the applicable trustee.

        Payment of the principal of and premium, if any, and interest on the debt securities of Lehman Brothers Inc. described in the prospectus supplement relating to a specific series of debt securities and an attached prospectus will be fully and unconditionally guaranteed by Lehman Brothers Holdings, which is the parent corporation of Lehman Brothers Inc. Lehman Brothers Holdings will guarantee the full and prompt payment of the principal of, premium, if any, and interest on the debt securities of Lehman Brothers Inc. when and as the same become due and payable, whether at maturity, upon redemption or purchase, by declaration of acceleration or otherwise. The guarantee provides that upon a default in payment of principal of and premium, if any, and interest on the debt securities of Lehman Brothers Inc., the holder of the debt security may institute legal proceedings directly against Lehman Brothers Holdings without first proceeding against Lehman Brothers Inc.

        A guarantee issued by Lehman Brothers Holdings of senior debt securities or of senior subordinated debt securities of Lehman Brothers Inc. will be an unsecured obligation of Lehman Brothers Holdings ranking equally with all unsecured and unsubordinated indebtedness of Lehman Brothers Holdings.

        You should refer to the most recent report on Form 10-K or Form 10-Q of Lehman Brothers Holdings filed with the SEC and incorporated by reference in this prospectus supplement to obtain the most recent financial information about Lehman Brothers Holdings. The indentures do not limit the amount of additional debt or guarantees or other contingent liabilities that Lehman Brothers Holdings may issue or incur or limit Lehman Brothers Holdings ability to mortgage, pledge or place a lien or security interest or other encumbrance of any of its assets.

        The guarantees are unsecured obligations of Lehman Brothers Holdings. Since Lehman Brothers Holdings is a holding company, its cash flow and consequent ability to satisfy its obligations under the offered guarantees are dependent upon the earnings of its subsidiaries and the distribution of those earnings or loans or other payments by those subsidiaries to Lehman Brothers Holdings. Lehman Brothers Holdings' subsidiaries (other than Lehman Brothers Inc. as issuer) will have no obligation to pay any amount in respect of the guarantees or debt securities or to make any funds available therefor.

        Dividends, loans and other payments by Lehman Brothers Inc. and certain other subsidiaries are restricted by net capital and other rules of various regulatory bodies. Additionally, the ability of Lehman Brothers Holdings to participate as an equity holder in any distribution of assets of any subsidiary is subordinate to the claims of creditors of the subsidiary, except to the extent that any claims Lehman Brothers Holdings may have as a creditor of the subsidiary are judicially recognized.

        Lehman Brothers Holdings and its affiliates maintain bank accounts, borrow money and have other customary banking relationships and other business relationships with the trustees in the ordinary course of business.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of debt securities as of the date of this prospectus supplement and replaces the discussion of tax consequences in any prospectus supplement relating to a specific series of debt securities dated prior to the date of this prospectus supplement and an attached prospectus. (In this summary, references to the debt securities include the guarantees thereof.) Except where noted, this summary deals only with debt securities held as capital assets by United States holders (as defined below) and does not deal with special situations. For example, this summary does not address:

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  tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, tax-exempt entities, real estate investment trusts, regulated investment companies, insurance companies, or traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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  tax consequences to persons holding debt securities as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

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  tax consequences to United States holders of debt securities whose "functional currency" is not the U.S. dollar;

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  certain expatriates who are holders of our debt securities;

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  alternative minimum tax consequences, if any; or

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  any state, local or foreign tax consequences.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code, and rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below. The discussion set forth below also assumes that all debt securities constitute debt for United States federal income tax purposes. If any debt security did not constitute debt for United States federal income tax purposes, the tax consequences of the ownership of such debt security could differ materially from the tax consequences described herein. Lehman Brothers Inc. has summarized or will summarize any special United States federal tax considerations relevant to a particular issue of the debt securities in the specific prospectus supplement relating to your debt securities.

        If a partnership holds debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding debt securities, you should consult your tax advisor.

        If you are considering the purchase of debt securities, you should consult your own tax advisor concerning the federal income tax consequences to you and any consequences arising under the laws of any other taxing jurisdiction.

  Consequences to United States Holders

        The following is a summary of certain United States federal tax consequences that will apply to you if you are a United States holder of debt securities.

        Certain consequences to "non-United States holders" of debt securities are described under "—Consequences to Non-United States Holders" below.

        "United States holder" means a beneficial owner of a debt security that is for United States federal income tax purposes:

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  a citizen or resident of the United States;

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  a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

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  an estate the income of which is subject to United States federal income taxation regardless of its source;

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  a trust that (x) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

  Payments of Interest

        Except as set forth below, interest on a debt security will generally be taxable to you as ordinary income from domestic sources at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

  Original Issue Discount

        If you own debt securities issued with original issue discount ("OID"), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute qualified stated interest, as defined below. Notice will be given in the applicable prospectus supplement when Lehman Brothers Inc. determines that a particular debt security will be an OID debt security.

        A debt security with an issue price that is less than the "stated redemption price at maturity" (the sum of all payments to be made on the debt security other than "qualified stated interest") generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The "issue price" of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

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  it is payable at least once per year;

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  it is payable over the entire term of the debt security; and

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  it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

        Lehman Brothers Inc. will give you notice in the applicable prospectus supplement when it determines that a particular debt security will bear interest that is not qualified stated interest.

        If you own a debt security issued with "de minimis" OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time payments, other than qualified stated interest, on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

        Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisor with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

        If you own OID debt securities with a maturity upon issuance of more than one year, you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the "constant yield method" described in the following paragraph. This method takes into account the compounding of interest. The accruals of OID on an OID debt security will generally be less in the early years and more in the later years.

        The amount of OID that you must include in income if you are the initial United States holder of an OID debt security is the sum of the "daily portions" of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of:

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  the debt security's adjusted issue price at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

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  the aggregate of all qualified stated interest allocable to the accrual period.

        OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. The "adjusted issue price" of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments made on the debt security (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. Lehman Brothers Inc. is required to provide information returns stating the amount of OID accrued on debt securities held of record by persons other than corporations and other exempt holders.

        Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the "yield to maturity" and "qualified stated interest" will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if:

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  the interest on a floating rate debt security is based on more than one interest index; or

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  the principal amount of the debt security is indexed in any manner.

        This discussion does not address the tax rules applicable to debt securities with an indexed principal amount. If you are considering the purchase of floating rate OID debt securities or securities with indexed principal amounts, you should carefully examine the applicable prospectus supplement and should consult your own tax advisor regarding the United States federal income tax consequences to you of holding and disposing of those debt securities.

        You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You should consult with your own tax advisor about this election.

  Short-term Debt Securities

        In the case of debt securities having a term of one year or less, all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method United States holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the income is received. United States holders that report income for United States federal income tax purposes on the accrual method and certain other United States holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of sale, exchange or retirement. In addition, if you do not elect to currently include accrued discount in income, you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.

  Market Discount

        If you purchase a debt security, other than an OID debt security, for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any payment, other than qualified stated interest, on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of its payment or disposition.

        In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security. You may elect, on a bond-by-bond basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisor before making this election.

        Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

  Acquisition Premium, Amortizable Bond Premium

        If you purchase an OID debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an "acquisition premium." Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

        If you purchase a debt security (including an OID debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a "premium" and, if it is an OID debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security.

  Sale, Exchange and Retirement of Debt Securities

        Your tax basis in a debt security will, in general, be your cost for that debt security, increased by OID, market discount or any discount with respect to a short-term debt security that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest that you did not previously include in income, which will be taxable as such) and the adjusted tax basis of the debt security. Except as described above with respect to certain short-term debt securities or with respect to market discount, or with respect to foreign currency debt securities or contingent payment debt securities, that gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

  Tax Consequences of Satisfaction and Discharge

        Lehman Brothers Inc. may legally discharge its obligations under the debt securities as more fully described under "Description of Senior Debt Securities—Satisfaction and Discharge" in the applicable prospectus. Such a discharge would generally for United States federal income tax purposes constitute the retirement of the debt securities and the issuance of new obligations. As a result, you would realize gain or loss (if any) on this exchange, which would be recognized subject to certain possible exceptions.

        Even though federal income tax on the deemed exchange may be imposed on you, you would not receive any cash until the maturity or an earlier redemption of the debt securities, except for any current interest payments.

        Following the legal discharge, the debt securities might be subject to withholding, backup withholding and/or information reporting and might be issued with OID.

        Any gain realized would generally not be taxable to non-United States holders under the circumstances outlined below under "Consequences to Non-United States Holders—United States Federal Income Tax."

        Under current federal income tax law, a covenant defeasance generally would not be treated as a taxable exchange of the debt securities. You should consult your own tax advisor as to the tax consequences of a defeasance and discharge and a covenant defeasance, including the applicability and effect of tax laws other than the United States federal income tax law.

  Consequences to Non-United States Holders

        The following is a summary of certain United States federal tax consequences that will apply to you if you are a non-United States holder of debt securities. "Non-United States holder" means a beneficial owner of a debt security that is not a United States holder.

        Special rules may apply to some non-United States holders, such as "controlled foreign corporations," "passive foreign investment companies," "foreign personal holding companies" and corporations that accumulate earnings to avoid United States federal income tax, that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

  United States Federal Withholding Tax

        The 30% United States federal withholding tax will not apply to any payment of principal or interest, including OID, on debt securities under the portfolio interest rule provided that:

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  interest paid on the debt security is not effectively connected with your conduct of a trade or business in the United States;

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  you do not actually or constructively own 10% or more of the total combined voting power of all classes of voting stock of Lehman Brothers Inc. within the meaning of the Code and United States Treasury regulations;

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  you are not a controlled foreign corporation that is related to Lehman Brothers Inc. through stock ownership;

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  you are not a bank whose receipt of interest on the debt securities is described in section 881(c)(3)(A) of the Code; and

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  either (a) you provide your name and address on an Internal Revenue Service ("IRS") Form W-8BEN (or successor form), and certify, under penalties of perjury, that you are not a United States person or (b) you hold your debt securities through certain foreign intermediaries, and you satisfy the certification requirements of applicable United States Treasury regulations.

        Special certification rules apply to certain non-United States holders that are entities rather than individuals. If you cannot satisfy the requirements described above, payments of premium, if any, and interest, including OID, made to you will be subject to the 30% United States federal withholding tax, unless you provide Lehman Brothers Inc. with a properly executed:

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  IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of an applicable income tax treaty;

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  IRS Form W-8ECI (or successor form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

        Except as discussed below, the 30% United States federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of debt securities.

  United States Federal Income Tax

        If you are engaged in a trade or business in the United States and premium, if any, or interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on that premium, interest and OID on a net income basis (although exempt from the 30% withholding tax, provided certification and disclosure requirements discussed above under "—United States Federal Withholding Tax" are satisfied) in the same manner as if you were a United States holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments. For this purpose, any premium and interest, including OID, on debt securities will be included in your earnings and profits.

        You generally will not be subject to United States federal income tax on the disposition of a debt security unless:

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  the gain is effectively connected with your conduct of a trade or business in the United States; or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

  United States Federal Estate Tax

        Your estate will not be subject to United States federal estate tax on debt securities beneficially owned by you at the time of your death provided that:

  •
  any payment to you on the debt securities would be eligible for exemption from the 30% United States federal withholding tax under the portfolio interest rule described in the bullet points under "—United States Federal Withholding Tax," without regard to the certification requirements of the fifth bullet point; and

  •
  interest on those debt securities would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

Information Reporting and Backup Withholding

  United States Holders

        In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on debt securities and to the proceeds of sale of a debt security made to you (unless you are an exempt recipient such as a corporation). A 28% backup withholding tax will apply to such payments if you fail to provide a taxpayer identification number or a certification of exempt status, or if you fail to report in full dividend and interest income.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

  Non-United States Holders

        If you are a non-United States holder of debt securities, Lehman Brothers Inc. must report annually to the IRS and to you the amount of payments Lehman Brothers Inc. makes to you and the tax withheld with respect to such payments, regardless of whether withholding was required. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. You will not be subject to backup withholding regarding payments Lehman Brothers Inc. makes to you provided that it does not have actual knowledge or reason to know that you are a United States person and it has received from you the statement described above in the fifth bullet point under "—United States Federal Withholding Tax."

        In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding regarding the proceeds of the sale of a debt security made within the United States or conducted through United States-related intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person, or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

        Lehman Brothers Inc. and Lehman Brothers Holdings may offer or may have offered the offered securities in one or more of the following ways from time to time:

  •
  to or through underwriters or dealers;

  •
  by itself directly;

  •
  through agents; or

  •
  through a combination of any of these methods of sale.

        Any such underwriters, dealers or agents may include Lehman Brothers Inc. or affiliates of Lehman Brothers Inc. and Lehman Brothers Holdings.

        The prospectus supplement relating to a particular offering of securities sets forth or will set forth the terms of such offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the offered securities and the proceeds to Lehman Brothers Inc. and Lehman Brothers Holdings from such sale;

  •
  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, which in the aggregate will not exceed 8 percent of the gross proceeds of the offering;

  •
  the initial public offering price;

  •
  any discounts or concessions to be allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such offered securities may be listed.

        Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price (which may be changed); at market prices prevailing at the time of sale; at prices related to prevailing market prices; or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. In connection with those sales, underwriters may be deemed to have received compensation from Lehman

Brothers Inc. or Lehman Brothers Holdings in the form of underwriting discounts and commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agent. The applicable prospectus supplement will include any required information about underwriting compensation paid to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

        In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

  •
  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

  •
  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

  •
  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

        These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

        If dealers are utilized in the sale of offered securities, Lehman Brothers Inc. and Lehman Brothers Holdings will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

        Offered securities may be sold directly by Lehman Brothers Inc. and Lehman Brothers Holdings to one or more institutional purchasers, or through agents designated by Lehman Brothers Inc. or Lehman Brothers Holdings from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Lehman Brothers Inc. and Lehman Brothers Holdings to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in the applicable prospectus supplement, Lehman Brothers Inc. and Lehman Brothers Holdings will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Lehman Brothers Inc. and Lehman Brothers Holdings at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the supplement will set forth the commission payable for solicitation of such contracts.

        Lehman Brothers Inc. is a member of NASD Inc. and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Lehman Brothers Inc. participates will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the NASD. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

        Underwriters, dealers and agents may be entitled, under agreements with Lehman Brothers Inc. and Lehman Brothers Holdings, to indemnification by Lehman Brothers Inc. and Lehman Brothers Holdings relating to material misstatements and omissions. Underwriters, dealers and agents, as well as their affiliates and associates, may be customers of or lenders to, engage in transactions with, or perform services for, Lehman Brothers Inc. and Lehman Brothers Holdings and their affiliates in the ordinary course of business.

        Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Market-Making Transactions

        This prospectus supplement, together with a prospectus supplement relating to a specific series of debt securities and an attached prospectus may also be used by affiliates of Lehman Brothers Holdings in connection with offers and sales of securities related to market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. These affiliates may act as principals or agents in such transactions, including as agent for the counterparty in a transaction in which these affiliates act as principal, or as agent for both counterparties in a transaction in which these affiliates do not act as principal. These affiliates may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. These affiliates have no obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, in their sole discretion.

ERISA CONSIDERATIONS

        Lehman Brothers Holdings has subsidiaries, including Lehman Brothers Inc., that provide services to many employee benefit plans. Lehman Brothers Holdings and any direct or indirect subsidiary of Lehman Brothers Holdings may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986 (the "Code"), relating to many employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan relating to which Lehman Brothers Holdings or any direct or indirect subsidiary of Lehman Brothers Holdings is a party in interest, unless such offered securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to acquire the offered securities should consult with its legal counsel.

        Any person proposing to acquire the offered securities will be deemed to have represented, by its purchase and holding of the offered securities, that either (i) no portion of the assets used by it to acquire and hold the offered securities constitutes assets of any employee benefit plan that is subject to Title I of ERISA, of plans, individual retirement accounts or other arrangement that are subject to Section 4975 of the Code, or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include "plan assets" of such plans, accounts or arrangements, or (ii) the purchase and holding of the offered securities will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable similar laws.

EXPERTS

        The consolidated financial statements and financial statement schedule of Lehman Brothers Holdings as of November 30, 2002 and 2001, and for each of the years in the three-year period ended November 30, 2002, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report on the consolidated financial statements. The consolidated financial statements and accountant's report are incorporated by reference in Lehman Brothers Holdings' annual report on Form 10-K for the year ended November 30, 2002, and incorporated by reference in this prospectus supplement. The consolidated financial statements of Lehman Brothers Holdings referred to above are incorporated by reference in this prospectus supplement in reliance upon such report given on the authority of Ernst & Young LLP as experts in accounting and auditing. To the extent that Ernst & Young LLP audits and reports on consolidated financial statements of Lehman Brothers Holdings issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in this prospectus supplement in reliance upon their report given on said authority.

LEGAL MATTERS

        The validity of the securities offered by this prospectus supplement will be passed upon for Lehman Brothers Holdings by Barrett S. DiPaolo, Associate General Counsel of Lehman Brothers Holdings. Mr. DiPaolo beneficially owns, or has rights to acquire under Lehman Brothers Holdings' employee benefit plans, an aggregate of less than 1% of Lehman Brothers Holdings' common stock. The validity of the securities offered by this prospectus supplement will be passed upon for any underwriters or agents by Simpson Thacher & Bartlett LLP, New York, New York. Simpson Thacher & Bartlett LLP from time to time acts as counsel for Lehman Brothers Holdings and its subsidiaries.

PROSPECTUS

        LEHMAN BROTHERS INC.
Debt Securities

        Lehman Brothers Inc. (the "Company") may offer from time to time unsecured senior debt securities ("Senior Debt Securities") and unsecured senior subordinated debt securities ("Senior Subordinated Debt Securities" and together with Senior Debt Securities, "Debt Securities") consisting of debentures, notes and/or other evidences of indebtedness in one or more series for proceeds of up to U.S.$1,995,000,000 or the equivalent thereof if any of the Senior Debt Securities are denominated in a foreign currency or foreign currency unit.

        The Senior Subordinated Debt Securities will (as hereinafter defined) rank equally with all other senior subordinated indebtedness of the Company and are subordinated to all Senior Indebtedness as defined in the Subordinated Indenture. There is no limitation on the amount of Senior Indebtedness which may be incurred by the Company.

        The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale. The Senior Debt Securities may be sold for United States dollars, foreign currencies or foreign currency units, and the principal of and interest, if any, on the Debt Securities may be payable in United States dollars, foreign currencies or foreign currency units. The Senior Subordinated Debt Securities may be sold only for, and may be payable only in, United States dollars. The specific designation, priority, aggregate principal amount, the currency or currency unit for which the Debt Securities may be purchased, the currency or currency unit in which the principal and interest, if any, is payable, the rate (or method of calculation) and time of payment of interest, if any, authorized denominations, maturity, offering price, any redemption terms, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering and sale of Debt Securities in respect of which this Prospectus is being delivered are set forth in an applicable Prospectus Supplement.

        The Senior Debt Securities may be issued in registered form or bearer form with coupons attached. Senior Debt Securities in bearer form will be offered only outside the United States to non-United States persons and to offices located outside the United States of certain United States financial institutions. See "Limitations on Issuance of Bearer Securities." The Senior Subordinated Debt Securities may be issued only in registered form. In addition, all or a portion of the Debt Securities of a series may be issued in global form.

        For a discussion of certain United States federal income tax consequences to holders of Debt Securities, see "United States Taxation."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A

CRIMINAL OFFENSE.

        The Debt Securities may be sold through, or through underwriting syndicates managed by, Lehman Brothers Inc. alone or with one or more other underwriters. The applicable Prospectus Supplement sets forth the names of the specific managing underwriter or underwriters and the members of the underwriting syndicate, if any, involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered.

        This Prospectus, together with the applicable Prospectus Supplement, may also be used by Lehman Brothers International (Europe) in connection with offers and sales of Debt Securities related to market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. Lehman Brothers International (Europe) may act as principal or agent in such transactions.

May 6, 1998

AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: New York Regional Office, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, Suite 1400, 500 W. Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file with the SEC. In addition, reports and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE") at 20 Broad Street, New York, New York 10005.

        The Company has filed with the SEC a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement.

DOCUMENTS INCORPORATED BY REFERENCE

        The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1997 and Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 1998 filed by the Company with the SEC pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus.

        Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities offered by an applicable Prospectus Supplement shall be deemed to be incorporated by reference into this Prospectus from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statements and this Prospectus to the extent that a statement contained herein, in an applicable Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statements or this Prospectus.

        The Company will provide without charge to each person, including any beneficial owner of any of the Debt Securities, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Controller's Office, Lehman Brothers Inc., 3 World Financial Center, 8th Floor, New York, New York 10285 (telephone (212) 526-0660).

THE COMPANY

        The Company is one of the leading global investment banks serving institutional, corporate, government and high net worth individual clients and customers. The Company's worldwide headquarters in New York are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin America and the Asia Pacific region. Affiliates of the Company provide investment banking and capital markets services in Europe and Asia.

        The Company's business includes capital raising for clients through securities underwriting and direct placements; corporate finance and strategic advisory services; merchant banking; securities sales and trading; asset management; research; and the trading of foreign exchange, derivative products and certain commodities. The Company and its affiliates act as market markers in all major equity and fixed income products in both the domestic and international markets. The Company is a member of all principal securities and commodities exchanges in the United States, as well as the National Association of Securities Dealers, Inc. ("NASD"). Affiliates of the Company hold memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt and Milan stock exchanges.

        The Company was incorporated in Delaware in 1965. The Company is a wholly-owned subsidiary of Lehman Brothers Holdings Inc. ("Holdings"). The Company's executive offices are located at 3 World Financial Center, New York, New York 10285 (telephone (212) 526-7000). Unless the context otherwise indicates, the term "Company" as used in this Prospectus includes Lehman Brothers Inc. and its subsidiaries.

USE OF PROCEEDS

        Except as otherwise may be set forth in an applicable Prospectus Supplement accompanying this Prospectus, the Company intends to apply the net proceeds from the sale of the Debt Securities to its general funds to be used for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges of the Company for the year ended December 31, 1993, the eleven months ended November 30, 1994, the three years ended November 30, 1995, 1996 and 1997 and the three months ended February 28, 1998:

	Eleven Months Ended November 30, 1994	Year Ended November 30,
Year Ended December 31, 1993					Three Months Ended February 28, 1998
		1995	1996	1997
*	*	1.01	1.03	1.05	1.06

*
Earnings were inadequate to cover fixed charges and would have had to increase approximately $214 million in 1993 and $51 million in the eleven months ended November 30, 1994 in order to cover the deficiencies for the respective periods.

        In computing the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist principally of interest expense and one-third of office rentals and one-fifth of equipment rentals, which are deemed to be representative of the interest factor.

DESCRIPTION OF SENIOR DEBT SECURITIES

        The following description sets forth general terms and provisions of the Senior Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Senior Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may or may not apply to the Senior Debt Securities so offered will be described in the Prospectus Supplement relating to such Senior Debt Securities.

        The Senior Debt Securities are to be issued under an indenture, dated as of October 23, 1995, between the Company and The Bank of New York, Trustee (the "Senior Indenture"). A copy of the Senior Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. This Prospectus contains descriptions of all material provisions of the Senior Indenture. The summaries of such provisions of the Senior Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Senior Indenture, including the definitions therein of certain terms. Wherever particular provisions or defined terms of the Senior Indenture are referred to, such provisions or defined terms are incorporated herein by reference. All articles and sections of the Senior Indenture, and all capitalized terms set forth below, have the meanings specified in the Senior Indenture.

General

        The Indenture does not limit the amount of Senior Debt Securities which may be issued thereunder and provides that Senior Debt Securities may be issued from time to time in one or more series.

        Reference is made to the applicable Prospectus Supplement for the following terms and other information with respect to the Senior Debt Securities being offered thereby: (1) the title of such Senior Debt Securities; (2) any limit on the aggregate principal amount of such Senior Debt Securities; (3) whether such Senior Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, and if Bearer Securities are issued, whether Bearer Securities may be exchanged for Registered Securities and the circumstances and places for such exchange, if permitted; (4) whether such Senior Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global Senior Debt Securities ("Global Securities") in registered or bearer form and, if so, the identity of the depositary, if any, for such Global Security or Securities and the particular provisions applicable thereto; (5) the date or dates (or manner of determining the same) on which such Senior Debt Securities will mature; (6) the rate or rates (or manner of determining the same) per annum at which such Senior Debt Securities will bear interest, if any, and the date from which such interest will accrue; (7) the dates (or manner of determining the same) on which such interest will be payable (the "Interest Payment Dates") and the Regular Record Dates for such Interest Payment Dates for Senior Debt Securities which are Registered Securities and the extent to which, or the manner in which, any interest payable on a temporary or permanent Global Security on an Interest Payment Date will be paid if other than in the manner described under "Global Securities" below; (8) any mandatory or optional sinking fund or obligation to purchase or analogous provisions; (9) each office or agency where, subject to the terms of the applicable Senior Indenture as described below under "Payment and Paying Agents", the principal of and premium, if any, and interest, if any, on such Senior Debt Securities will be payable and each office or agency where, subject to the terms of the Senior Indenture as described below under "Denominations, Registration and Transfer," such Senior Debt Securities may be presented for registration of transfer or exchange; (10) the date, if any, after which, and the price or prices in the currency or currency unit in which, such Senior Debt Securities are payable pursuant to any optional or mandatory redemption provision; (11) any provisions for payment of additional amounts for taxes and any provision for redemption, in the event the Company must comply with reporting requirements in respect of any such Senior Debt Security or must pay such additional amounts in respect of any such Senior Debt Security; (12) the terms and conditions, if any, upon which the Senior Debt Securities of such series may be repayable prior to maturity at the option of the holder thereof (which option may be conditional) and the price or prices in the currency or currency unit in which such Senior Debt Securities are payable; (13) the denominations in which any such Senior Debt Securities which are Registered Securities will be issuable if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any such Senior Debt Securities which are Bearer Securities will be issuable if other than the denomination of $5,000; (14) the currency, currencies or currency units for which such Senior Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and interest, if any, on such Senior Debt Securities may be payable; (15) any index used to determine the amount of payments of principal of and premium, if any, and interest, if any, on such Senior Debt Securities; (16) the terms and conditions, if any, pursuant to which such Senior Debt Securities may be converted or exchanged for other securities of the Company or any other person; (17) the terms and conditions, if any, pursuant to which the principal of and premium, if any, and interest, if any, on such Senior Debt Securities are payable, at the election of the Company or a Holder thereof, in securities or other property; and (18) other terms of such Senior Debt Securities.

        If any of the Senior Debt Securities are sold for foreign currencies or foreign currency units or if the principal of or interest, if any, on any series of Senior Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Senior Debt Securities and such currencies or currency units will be set forth in an applicable Prospectus Supplement relating thereto.

        One or more series of Senior Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to any such series are described under "United States Taxation" and may be further described in an applicable Prospectus Supplement.

        The Senior Debt Securities will be unsecured obligations of the Company constituting part of the senior debt of the Company (the "Senior Debt") and will rank equally with all other unsecured debt of the Company except subordinated debt.

Denominations, Registration and Transfer

        Unless otherwise provided with respect to a series of Senior Debt Securities, the Senior Debt Securities will be issuable as Registered Securities without coupons and in denominations of $1,000 or any integral multiple thereof. Senior Debt Securities of a series may be issuable in whole or in part in the form of one or more Global Securities, as described below under "Global Securities." One or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Senior Debt Securities of the series to be represented by such Global Security or Securities. If so provided with respect to a series of Senior Debt Securities, Senior Debt Securities of such series will be issuable solely as Bearer Securities with coupons attached or as both Registered Securities and Bearer Securities. (Section 201).

        In connection with the sale during the "restricted period" as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally, the first 40 days after the closing date and, with respect to unsold allotments, until sold), no Bearer Security shall be mailed or otherwise delivered to any location in the United States (as defined under "Limitations on Issuance of Bearer Securities"). A Bearer Security in definitive form (including interests in a permanent Global Security) may be delivered only if the Person entitled to receive such Bearer Security furnishes written certification, in the form required by the Indenture, to the effect that such Bearer Security is not owned by or on behalf of a United States person (as defined under "Limitations on Issuance of Bearer Securities"), or, if a beneficial interest in such Bearer Security is owned by or on behalf of a United States person, that such United States person (i) acquired and holds the Bearer Security through a foreign branch of a United States financial institution, (ii) is a foreign branch of a United States financial institution purchasing for its own account or resale (and in either case, (i) or (ii), such financial institution agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or (iii) is a financial institution purchasing for resale during the restricted period only to non-United States persons outside the United States. (Sections 303, 304). See "Global Securities—Bearer Debt Securities" and "Limitations on Issuance of Bearer Securities."

        Registered Securities of any series (other than a Global Security) will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if Senior Debt Securities of any series are issuable as both

Registered Securities and as Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the Senior Indenture, definitive Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into definitive Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable Prospectus Supplement, any definitive Bearer Security surrendered in exchange for a definitive Registered Security between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the definitive Registered Security issued in exchange for such definitive Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the Senior Indenture. (Section 305). Except as provided in an applicable Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities.

        Senior Debt Securities may be presented for exchange as provided above, and Registered Securities (other than a Global Security) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Senior Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Senior Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar under the Senior Indenture. (Section 305). If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Senior Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Senior Debt Securities of a series are issuable only as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Senior Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Senior Debt Securities. (Section 1002).

        In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange Senior Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Senior Debt Securities of that series to be redeemed and ending at the close of business on (A) if Senior Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Senior Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Senior Debt Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 305).

Payment and Paying Agents

        Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time, at the option of the Holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. (Sections 307 and 1002). Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. (Section 1001). No payment of interest on a Bearer Security will be made unless on the earlier of the date of the first such payment by the Company or the delivery by the Company of the Bearer Security in permanent form (including interests in a permanent Global Security) (the "Certification Date"), a written certificate in the form and to the effect described under "Denominations, Registration and Transfer" is provided to the Company. No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payment of principal of (and premium, if any) and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002).

        Payment of principal of (and premium, if any) and any interest on Registered Securities (other than a Global Security) will be made in U.S. dollars at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 305, 307, 1002). Unless otherwise indicated in an applicable Prospectus Supplement, payment of any instalment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest payment. (Section 307).

        The principal corporate trust office of the Trustee under the applicable Senior Indenture in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Senior Debt Securities which are issuable solely as Registered Securities and as the Company's Paying Agent in the Borough of Manhattan, The City of New York, for payments with respect to Senior Debt Securities (subject to the limitations described above in the case of Bearer Securities) which may be issuable as Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Senior Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that, if Senior Debt Securities of a series are issuable only as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series, and if Senior Debt Securities of a series may be issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Senior Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Senior Debt Securities of such series are listed on The Luxembourg Stock Exchange (the "Stock Exchange") or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in Luxembourg or any other required city located outside the United States, as the case may be, for the Senior Debt Securities of such series. (Section 1002).

        All moneys paid by the Company to a Paying Agent for the payment of principal of (and premium, if any) or interest on any Senior Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the Holder of such Senior Debt Security or any coupon will thereafter look only to the Company for payment thereof. (Section 1003).

Global Securities

        The Senior Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with or on behalf of a depositary (a "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

        The specific terms of the depositary arrangement with respect to any Senior Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

        Senior Debt Securities which are to be represented by a Global Security in registered form to be deposited with or on behalf of a Depositary will be registered in the name of such Depositary or its nominee. Upon the issuance of a Global Security in registered form, the Depositary for such Global Security will credit the respective principal amounts of the Senior Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Senior Debt Securities or by the Company, if such Senior Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Securities will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in Global Securities by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

        So long as the Depositary for a Global Security in registered form, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Senior Debt Securities represented by such Global Security for all purposes under the Senior Indenture. Except as set forth below, owners of beneficial interests in such Global Securities will not be entitled to have Senior Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Senior Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Senior Indenture.

        Payment of principal of, premium, if any, and any interest on Senior Debt Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Senior Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 308).

        The Company expects that the Depositary for a permanent Global Security in registered form, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

        A Global Security in registered form may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. If a Depositary for a permanent Global Security in registered form is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Senior Debt Securities in definitive form in exchange for all of the Global Securities representing such Senior Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Senior Debt Securities in registered form represented by one or more Global Securities and, in such event, will issue Senior Debt Securities in definitive form in exchange for all of the Global Securities representing such Senior Debt Securities. (Section 305). Further, if the Company so specifies with respect to the Senior Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Senior Debt Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Security, receive Senior Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Senior Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Senior Debt Securities registered in its name (if the Senior Debt Securities of such series are issuable as Registered Securities). Senior Debt Securities of such series so issued in definitive form will be issued (a) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Senior Debt Securities of such series are issuable as Registered Securities, (b) as Bearer Securities in the denomination, unless otherwise specified by the Company, of $5,000 if the Senior Debt Securities of such series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities if the Senior Debt Securities of such series are issuable in either form. (Section 305). See, however, "Limitations on Issuance of Bearer Securities" below for a description of certain restrictions on the issuance of a Bearer Security in definitive form in exchange for an interest in a Global Security.

Bearer Debt Securities

        If so specified in an applicable Prospectus Supplement, pending the availability of a permanent Global Security, all or any portion of the Senior Debt Securities of a series which may be issuable as Bearer Securities will initially be represented by one or more temporary Global Securities, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel") for credit to the designated accounts. The interests of the beneficial owner or owners in a temporary Global Security in bearer form will be exchangeable for: (i) in whole, definitive Bearer Securities, (ii) in whole, Senior Debt Securities to be represented thereafter by one or more permanent Global Securities, in bearer form without interest coupons, and/or (iii) in whole or in part, definitive Registered Securities, on or after the Exchange Date; provided, however, that if definitive Bearer Securities have previously been issued in exchange for an interest in a permanent Global Security in bearer form representing Senior Debt Securities of the same series, then interests in such Senior Debt Securities (with certain exceptions) shall only be exchangeable, in whole, for definitive Bearer Securities, definitive Registered Securities, or any combination thereof, representing Senior Debt Securities having the same interest rate and Stated Maturity, but only upon written certification in the form and to the effect described under "Denominations, Registration and Transfer" unless such certification has been provided on an earlier interest payment date. The beneficial owner of a Senior Debt Security represented by a permanent Global Security in bearer form may, on or after the applicable Exchange Date and upon 30 days' notice to the applicable Trustee given through Euroclear or Cedel, exchange its interest in whole for definitive Bearer Securities or, if specified in an applicable Prospectus Supplement, in whole or in part, definitive Registered Securities of any authorized denomination, provided, however, that if definitive Bearer Securities are issued in partial exchange for Senior Debt Securities represented by such permanent

Global Security such issuance (with certain exceptions) shall give rise to the exchange of such permanent Global Security in whole for, at the option of the Holders, definitive Bearer Securities, definitive Registered Securities, or any combination thereof. No Bearer Security delivered in exchange for a portion of a permanent Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Sections 303 and 304).

        Unless otherwise specified in an applicable Prospectus Supplement, interest in respect of any portion of a temporary Global Security in bearer form payable in respect of an Interest Payment Date occurring prior to the issuance of a permanent Global Security in bearer form will be paid to each of Euroclear and Cedel with respect to the portion of the temporary Global Security in bearer form held for its account. Each of Euroclear and Cedel will undertake in such circumstances to credit such interest received by it in respect of a temporary Global Security in bearer form to the respective accounts for which it holds such temporary Global Security in bearer form as of the relevant Interest Payment Date, but only upon receipt in each case of written certification, in the form and to the effect described under "Denomination, Registration and Transfer."

Limitation on Liens

        So long as any Senior Debt Securities remain outstanding, unless an applicable Prospectus Supplement relating thereto provides otherwise, the Company will not, and will not permit any Designated Subsidiary (as defined below), directly or indirectly, to create, issue, assume, incur or guarantee any indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future common stock of a Designated Subsidiary unless the Senior Debt Securities and, if the Company so elects, any other indebtedness of the Company ranking at least pari passu with the Senior Debt Securities, shall be secured equally and ratably with (or prior to) such other secured indebtedness for money borrowed so long as it is outstanding. (Section 1005).

        The term "Designated Subsidiary" means any present or future consolidated subsidiary of the Company, the consolidated net worth of which constitutes at least 5% of the consolidated net worth of the Company. As of February 28, 1998, the Company's Designated Subsidiaries were Lehman Commercial Paper Inc., Structured Assets Securities Corporation, LB I Group Inc., LWLP Inc., Lehman VIP Investment LDC and Lehman Brothers Financial Products Inc.

Events of Default

        Except as may otherwise be set forth in an applicable Prospectus Supplement relating to a series of Debt Securities, the following are Events of Default under the Senior Indenture with respect to Senior Debt Securities of such series: (a) failure to pay principal of or premium, if any, on any Senior Debt Security of that series when due; (b) failure to pay interest, if any, on any Senior Debt Security of that series and any related coupons when due, continued for 30 days; (c) failure to deposit any sinking fund payment or analogous obligation, when due, continued for 30 days, in respect of any Senior Debt Security of that series; (d) failure to perform any other covenant of the Company in the Senior Indenture (other than a covenant included in the Senior Indenture solely for the benefit of a series of Senior Debt Securities other than that series), continued for 90 days after written notice as provided in the Senior Indenture; and (e) certain events in bankruptcy, insolvency or reorganization in respect of the Company. (Section 501). An Event of Default with respect to a particular series of Senior Debt Securities does not necessarily constitute an Event of Default with respect to any other series of Senior Debt Securities issued under the same or another Senior Indenture. The Trustee may withhold notice to the Holders of any series of Senior Debt Securities of any default with respect to such series (except in the payment of principal, premium or interest, if any) if it considers such withholding to be in the interests of such Holders. (Section 602).

        If an Event of Default with respect to Senior Debt Securities of any series at the time outstanding occurs and is continuing, unless the principal of all of the Senior Debt Securities of such series shall have already become due and payable, either the Trustee or the Holders of at least 25% in principal amount of the outstanding Senior Debt Securities of that series may declare the principal amount (or, if the Senior Debt Securities of that series are (i) Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of the series, or (ii) Indexed Securities or Dual Currency Securities, the amount determined in accordance with the specified terms of the series) of all the Senior Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Senior Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained and entered, the Holders of a majority in principal amount of the outstanding Senior Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502). For information as to waiver of defaults, see "Meetings, Modification and Waiver."

        The Senior Indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during default to act with the required standard of care, to exercise any of its rights or powers under such Senior Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603). Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the outstanding Senior Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Senior Debt Securities of that series. (Section 512).

        The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Senior Indenture and as to any default in such performance. (Section 1006).

Satisfaction and Discharge

        The Senior Indenture provides that the Company shall be discharged from its obligations under the Senior Debt Securities of such series (with certain exceptions) at any time prior to the Stated Maturity or redemption thereof when (a) the Company has irrevocably deposited with the Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Senior Debt Securities of such series are payable to pay the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Senior Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest, if any, on which are fully guaranteed by, the government which issued the currency in which the Senior Debt Securities of such series are payable, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Senior Debt Securities of such series, or (iii) such combination of such funds and securities as described in (i) and (ii), respectively, as will, together with the predetermined and certain income to accrue on any such securities as described in (ii), be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Senior Debt Securities of such series and (b) the Company has paid all other sums payable with respect to the Senior Debt Securities of such series and (c) certain other conditions are met. Upon such discharge, the Holders of the Senior Debt Securities of such series shall no longer be entitled to the benefits of the Indenture, except for certain rights, including registration of transfer and exchange of the Senior Debt Securities of such series and replacement of lost, stolen or mutilated Senior Debt Securities, and shall look only to such deposited funds or obligations for payment. (Sections 401 and 403).

Defeasance of Certain Obligations

        If the terms of the Senior Debt Securities of any series so provide, the Company may omit to comply with the restrictive covenants in Section 801 ("Company May Consolidate, Etc., Only on Certain Terms"),

Section 1005 ("Limitations on Liens on Common Stock of Designated Subsidiaries") and any other specified covenant and any such omission with respect to such Sections shall not be an Event of Default with respect to the Senior Debt Securities of such series, if (a) the Company has irrevocably deposited with the applicable Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Senior Debt Securities of such series are payable to pay the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Senior Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest, if any, on which are fully guaranteed by, the government which issued the currency in which the Senior Debt Securities of such series are payable and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Senior Debt Securities of such series or, (iii) such combination of such funds and securities as described in (i) and (ii), respectively, as will, together with the predetermined and certain income to accrue on any such securities as described in (ii), be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Senior Debt Securities of such series and (b) certain other conditions are met. The obligations of the Company under the Senior Indenture with respect to the Senior Debt Securities of such series, other than with respect to the covenants referred to above shall remain in full force and effect. (Section 1009).

Meetings, Modification and Waiver

        Modifications and amendments of the Senior Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of each series issued under the Senior Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any instalment of principal of or interest, if any, on, any Senior Debt Security, (b) reduce the principal amount of, or the premium, if any, or interest, if any, on, any Senior Debt Security, (c) change any obligation of the Company to pay additional amounts, (d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (e) adversely affect the right of repayment or repurchase, if any, at the option of the Holder, (f) reduce the amount, or postpone the date fixed for, any payment under any sinking fund or analogous provision, (g) change the place or currency or currency unit of payment of principal of or premium, if any, or interest, if any, on any Senior Debt Security, (h) change or eliminate the right, if any, to elect payment in a coin or currency or currency unit other than that in which Senior Debt Securities which are Registered Securities are denominated or stated to be payable, (i) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security, (j) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the Senior Indenture or for waiver of compliance with certain provisions of the Senior Indenture or for waiver of certain defaults, (k) reduce the requirements contained in the Senior Indenture for quorum or voting, or (l) change any obligation of the Company to maintain an office or agency in the places and for the purposes required in the Senior Indenture. (Section 902).

        The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Senior Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Senior Indenture. (Section 1007). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Senior Debt Securities of that series and any coupons appertaining thereto waive any past default under the Senior Indenture with respect to that series, except a default in the payment of the principal of or premium, if any, or interest, if any, on any Senior Debt Security of that series or in the payment of any sinking fund instalment or analogous obligation or in respect of a provision which under the Senior Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 513).

        The Senior Indenture contains provisions for convening meetings of the Holders of Senior Debt Securities of a series if Senior Debt Securities of that series are issuable as Bearer Securities. (Section 1301). A meeting may be called at any time by the applicable Trustee, and also, upon request, by the Company or Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1302). Except as limited by the proviso in the second preceding paragraph, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as limited by the proviso in the second preceding paragraph, any resolution with respect to any consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of 66 2/3% in principal amount of the Outstanding Debt Securities of that series; and provided, further, that, except as limited by the proviso in the second preceding paragraph, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Senior Debt Securities of any series duly held in accordance with the applicable Senior Indenture will be binding on all Holders of Senior Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series, the persons holding or representing 66 2/3% in principal amount of the Outstanding Debt Securities of such series will constitute a quorum. (Section 1304).

Consolidation, Merger and Sale of Assets

        The Company may, without the consent of any Holders of Outstanding Debt Securities, consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any Person, and any other Person may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, the Company, provided that (i) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires or leases the assets of the Company substantially as an entirety is organized under the laws of any United States jurisdiction and assumes the Company obligations on the Senior Debt Securities and under the Senior Indenture, (ii) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) certain other conditions are met. (Section 801).

Notices

        Except as may otherwise be set forth in an applicable Prospectus Supplement relating to a series of Senior Debt Securities, notices to Holders of Bearer Securities will be given by publication in a daily newspaper in the English language of general circulation in The City of New York and in London, and so long as such Bearer Securities are listed on the Stock Exchange and the Stock Exchange shall so require, in a daily newspaper of general circulation in Luxembourg or, if not practical, elsewhere in Western Europe. Such publication is expected to be made in The Wall Street Journal, the Financial Times and the

Luxemburger Wort. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Sections 101 and 106).

Title

        Title to any temporary global Senior Debt Security, any permanent global Senior Debt Security, any Bearer Securities and any coupons appertaining thereto will pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Senior Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308).

Replacement of Debt Securities and Coupons

        Any mutilated Senior Debt Security or a Senior Debt Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Senior Debt Security to the Trustee. Senior Debt Securities or coupons that become destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Trustee of the Senior Debt Security and coupons or evidence of the destruction, loss or theft thereof satisfactory to the Company and the Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Senior Debt Security in exchange for the Senior Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Senior Debt Security or coupon an indemnity satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Senior Debt Security or coupon before a replacement Senior Debt Security will be issued. (Section 306).

Concerning the Trustees

        The Company and its affiliates maintain bank accounts, borrow money and have other customary banking relationships with the Trustee.

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

        In compliance with United States federal tax laws and regulations, Bearer Securities may not be offered or sold during the restricted period (as defined under "Description of Senior Debt Securities—Denominations, Registration and Transfer"), or delivered in definitive form in connection with a sale during the restricted period, in the United States or to United States persons other than to (a) the United States office of (i) an international organization (as defined in Section 7701(a)(18) of the Code), (ii) a foreign central bank (as defined in Section 895 of the Code), or (iii) any underwriter, agent, or dealer offering or selling Bearer Securities during the restricted period (a "Distributor") pursuant to a written contract with the issuer or with another Distributor, that purchases Bearer Securities for resale or for its own account and agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code, or (b) the foreign branch of a United States financial institution purchasing for its own account or for resale, which institution agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code. In addition, a sale of a Bearer Security may be made during the restricted period to a United States person who acquired and holds the Bearer Security on the Certification Date through a foreign branch of a United States financial institution that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code. Any Distributor (including an affiliate of a Distributor) offering or selling Bearer Securities during the restricted period must agree not to offer or sell Bearer Securities in the United States or to United States persons (except as discussed above) and must employ procedures reasonably designed to ensure that its employees or agents directly engaged in selling Bearer Securities are aware of these restrictions.

        Bearer Securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code."

        Purchasers of Bearer Securities may be affected by certain limitations under United States tax laws. See "United States Taxation—Backup Withholding and Information Reporting."

        As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust which is subject to the supervision of a court within the United States and the control of a United States person as described in Section 7701(a)(30) of the Code, and "United States" means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands. The term "Non-United States Holder" means any Holder which is not an United States person.

DESCRIPTION OF SENIOR SUBORDINATED DEBT SECURITIES

        The following description sets forth certain general terms and provisions of the Senior Subordinated Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Senior Subordinated Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may or may not apply to the Senior Subordinated Debt Securities so offered will be described in the Prospectus Supplement relating to such Senior Subordinated Debt Securities.

        The Senior Subordinated Debt Securities are to be issued under an indenture, dated as of March 1, 1996 (the "Subordinated Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Trustee"). The form of the Subordinated Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. This Prospectus contains descriptions of all material provisions of the Subordinated Indenture. The summaries of such provisions of the Subordinated Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Subordinated Indenture, including the definitions therein of certain terms. Wherever particular provisions or defined terms of the Subordinated Indenture are referred to, such provisions or defined terms are incorporated herein by reference. All articles and sections of the Subordinated Indenture, and all capitalized terms set forth below, have the meanings specified in the Subordinated Indenture.

General

        The Subordinated Indenture does not limit the aggregate principal amount of Senior Subordinated Debt Securities which may be issued thereunder and provides that Senior Subordinated Debt Securities may be issued thereunder from time to time in one or more series. The Subordinated Indenture requires the prior approval of the NYSE for the issuance of any Senior Subordinated Debt Securities and, to the extent required, certain other domestic stock exchanges or boards of trade. The Senior Subordinated Debt Securities will be unsecured obligations of the Company and will rank equally with all indebtedness of the Company designated as Senior Subordinated Indebtedness. At February 28, 1998, approximately $4 billion of Senior Subordinated Indebtedness (on an unconsolidated basis) was outstanding.

        Reference is made to the applicable Prospectus Supplement for the following terms and other information with respect to the Senior Subordinated Debt Securities being offered thereby: (1) the title of such Senior Subordinated Debt Securities; (2) any limit on the aggregate principal amount of such Senior Subordinated Debt Securities; (3) whether such Senior Subordinated Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global Senior Subordinated Debt Securities ("Global Securities") and, if so, the identity of the depositary for such Global Security or Securities and the particular provisions applicable thereto; (4) the date or dates (or manner of determining the same) on which such Senior Subordinated Debt Securities will mature; (5) the rate or rates (or manner of determining the same) per annum at which such Senior Subordinated Debt Securities will bear interest, if any, and the date from which such interest will accrue; (6) the dates (or manner of determining the same) on which such interest will be payable (the "Interest Payment Dates") and the Regular Record Dates for such Interest Payment Dates and the extent to which, or the manner in which, any interest payable on a temporary or permanent Global Security on an Interest Payment Date will be paid if other than in the manner described under "Global Securities" below; (7) any mandatory or optional sinking fund or obligation to purchase or analogous provisions; (8) the price or prices at which and the terms and conditions upon which such Senior Subordinated Debt Securities may be redeemed, as a whole or in part, at the option of the Company; (9) any additional restrictive covenants included for the benefit of the Holders of such Senior Subordinated Debt Securities; (10) any additional Events of Acceleration or Events of Default provided with respect to such Senior Subordinated Debt Securities; (11) the terms and conditions, if any, pursuant to which the payment of principal and premium, if any, and interest, if any, due on such Senior Subordinated Debt Securities are to be determined with reference to rates of exchange, prices, indices or other similar methods; (12) the terms and conditions, if any, pursuant to which such Senior Subordinated Debt Securities may be converted or exchanged for other securities of the Company or any other person; (13) the terms and conditions, if any, pursuant to which the principal of and premium, if any, and interest, if any, on such Senior Subordinated Debt Securities are payable, at the election of the Company or a Holder thereof, in securities or other property; and (14) other terms of such Senior Subordinated Debt Securities.

        The Subordinated Indenture provides the Company with the ability, in addition to the ability to issue Senior Subordinated Debt Securities with terms different from those of Senior Subordinated Debt Securities previously issued, to "reopen" a previous issue of Senior Subordinated Debt Securities and issue additional Senior Subordinated Debt Securities of such series. (Section 3.1).

        Unless otherwise indicated in the Prospectus Supplement relating thereto, principal of and premium, if any, and interest, if any, on the Senior Subordinated Debt Securities (other than a Global Security) offered thereby will be payable, and such Senior Subordinated Debt Securities will be exchangeable and transfers thereof will be registrable, at the office of the Trustee at the address designated in the Prospectus Supplement, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register. (Sections 3.5, 3.7 and 3.9).

        Unless otherwise indicated in the Prospectus Supplement relating thereto, the Senior Subordinated Debt Securities offered thereby will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof. (Section 3.2). Senior Subordinated Debt Securities of a series may be issuable in whole or in part in the form of one or more Global Securities as described below under "Global Securities." One or more Global Securities will be issued in denomination, or in aggregate denomination, equal to the aggregate principal amount of Senior Subordinated Debt Securities of the series to be represented by such Global Security or Securities. No service charge will be made for any transfer or exchange of such Senior Subordinated Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.5).

        Securities may be issued under the Subordinated Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable following an Event of Acceleration or an Event of Default. (Section 1.1). If the Senior Subordinated Debt Securities are Original Issue Discount Securities or are treated as issued with original issue discount for federal income tax purposes, special federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

Restrictions on Payment

        The Company's obligation to pay the Senior Subordinated Debt Securities at maturity shall be suspended if, after giving effect to such payment, the Company's net capital would be reduced below its Applicable Minimum Capital or its adjusted net capital. The Company's Applicable Minimum Capital and adjusted net capital are the minimum amounts of capital to be maintained by the Company as required by the rules and regulations of various domestic exchanges, boards of trade and governmental agencies to which it is subject in order to permit payment of subordinated debt capital. If such obligation is suspended for more than six months, the Company will be required to liquidate its business. If any principal payment is made on the Senior Subordinated Debt Securities at a time when the Company's net capital is below its Applicable Minimum Capital, the Holders of the Senior Subordinated Debt Securities are required to repay to the Company, its successors or assigns, the sum so paid; provided however, that any suit for such recovery must be commenced within two years of the date of such payment. (Sections 7.2(b) and 12.3).

        The Company may not make any optional redemptions of the Senior Subordinated Debt Securities without the consent of various domestic exchanges and boards of trade or if the Company's net capital will be reduced below certain minimum requirements. If any principal payment is made on the Senior Subordinated Debt Securities notwithstanding the foregoing, the Holders of the Senior Subordinated Debt

Securities are required to repay to the Company, its successors or assigns, the sum so paid, provided, however, that any suit for such recovery must be commenced within two years of the date of such payment. (Section 12.3).

Redemption

        Unless otherwise indicated in the Prospectus Supplement relating thereto, the Company at any time on or after the first anniversary of the issuance thereof may redeem for cash Senior Subordinated Debt Securities in whole or in part at their principal amount (or, if the Senior Subordinated Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) plus accrued interest, if any, provided, however, that permission of the New York Stock Exchange, and, to the extent required, certain other domestic stock exchanges or boards of trade, has been obtained. (Section 12.2).

Subordination

        The payment of the principal of, premium, if any, and interest, if any, on the Senior Subordinated Debt Securities is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment of all Senior Indebtedness. "Senior Indebtedness" includes all Indebtedness (as defined below) of the Company, to the extent unsecured, arising out of any matter or event occurring prior to the date on which any payment on or in respect of any Debt Securities matures and becomes due and payable, which has not in whole or in part been subordinated in right of payment to any other Indebtedness of the Company. "Indebtedness" means all obligations which would be treated as liabilities in accordance with generally accepted accounting principles. By reason of such subordination, upon the maturity of any Senior Indebtedness, full payment in accordance with the terms thereof must be made or provided for before any payment of principal or interest, if any, or premium, if any, is made upon the Senior Subordinated Debt Securities and, in the event of bankruptcy, assignment for benefit of creditors, liquidation, reorganization or other marshalling of assets and liabilities of the Company, payment of the principal and interest, if any, and/or premium, if any, on the Senior Subordinated Debt Securities will be subordinated to the prior payment in full of all Senior Indebtedness, and nothing shall be paid to the Holders of the Senior Subordinated Debt Securities unless all amounts due to the Holders of Senior Indebtedness has been paid or provided for. (Sections 4.1 and 4.2).

        There is no limitation in the Subordinated Indenture on the amount of Senior Indebtedness or other Indebtedness that may exist. At February 28, 1998, Senior Indebtedness (on an unconsolidated basis) was approximately $106 billion and total assets of the Company (on an unconsolidated basis) were approximately $113 billion. The Prospectus Supplement related to a particular series of Senior Subordinated Debt Securities will set forth the amount of Senior Indebtedness then outstanding.

Junior Indebtedness

        The Senior Subordinated Debt Securities will be senior in right of payment to certain Indebtedness of the Company designated as subordinated debt in the respective instrument or plan document pursuant to which such Indebtedness was issued or incurred. (Section 4.11). At February 28, 1998, approximately $224 million of such subordinated debt (on an unconsolidated basis) was outstanding.

Financial Covenants

        The Company may pay dividends on its common stock (with the exception of dividends paid in common stock) only to the extent that the aggregate of such dividends paid subsequent to June 30, 1978 does not exceed the sum of (i) $5,000,000, (ii) the aggregate Consolidated Net Income earned since that date, (iii) the net proceeds of the sale since that date of common stock of the Company and (iv) the net proceeds of indebtedness sold since that date which was thereafter converted into common stock of the Company. (Section 5.5).

Events of Default and Acceleration and Notice Thereof

        The Holders of a majority in aggregate principal amount of the outstanding Senior Subordinated Debt Securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to the Securities of such series. The Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Senior Subordinated Debt Securities of a series may, if an Event of Acceleration as defined in the Subordinated Indenture occurs with respect to Senior Subordinated Debt Securities of that series, declare, by notice in writing, the principal amount (or, if the Senior Subordinated Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Outstanding Securities of that series and the interest accrued thereon to be due and payable on the last business day of the sixth calendar month following such notice (but not earlier than the first anniversary of the date of issuance of such Senior Subordinated Debt Securities in any event) and, if such Event of Acceleration is not cured by the Company prior to such last business day, the Outstanding Senior Subordinated Debt Securities of that series will be due and payable on that date. In case an Event of Default with respect to Senior Subordinated Debt Securities of any series shall occur, the principal amount (or, if the Senior Subordinated Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Outstanding Securities of that series will become immediately due and payable. If, with respect to any series of Senior Subordinated Debt Securities, the Company shall (i) fail for 30 days to pay interest upon any Senior Subordinated Debt Security of that series, (ii) fail to pay principal or premium, if any, on any Senior Subordinated Debt Security of that series when due or (iii) fail to make or satisfy any sinking fund payment or analogous obligation on any Senior Subordinated Debt Security when due, the Company will, upon demand of the Trustee with respect to the Senior Subordinated Debt Securities of such series, pay to such Trustee for the benefit of the holders of such Senior Subordinated Debt Securities the amount then due and payable on such Senior Subordinated Debt Securities, including, to the extent legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest at the rate or rates prescribed therefor in such Senior Subordinated Debt Securities, together with an amount to cover the costs and expenses of collection. If the Company fails to pay such amounts and such failure continues unremedied (or is not waived) on the last business day of the sixth full calendar month following the date of the demand of the Trustee referred to above, such Trustee may institute and prosecute a judicial proceeding for the collection of such amounts. (Section 7.5). Subject to provisions requiring the exercise of the degree of care a prudent man would show in the conduct of his own affairs, the Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request of any of the Holders of Senior Subordinated Debt Securities unless they shall have offered to the Trustee reasonable security or indemnity. Except as specifically provided in the Subordinated Indenture, nothing therein relieves the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct. (Sections 7.2(a), 7.3, 7.14, 8.1 and 8.3(e)).

        The following events constitute Events of Acceleration as defined in the Subordinated Indenture with respect to any series of Senior Subordinated Debt Securities: failure for 30 days to pay interest upon any Senior Subordindated Debt Security of that series when due; failure to pay principal or premium, if any, on any Senior Subordinated Debt Security of that series when due; failure for 60 days after notice to perform a certain covenant in the Subordinated Indenture; and, subject to certain conditions, acceleration of the maturity of Indebtedness of the Company constituting net capital aggregating more that $10,000,000 upon default thereon. Events of Default include: bankruptcy, liquidation and similar proceedings and the failure for 15 consecutive days to maintain the minimum amount of net capital under the Net Capital Rule necessary to permit the Company to carry on its business as a broker-dealer. (Section 7.1).

        The Subordinated Indenture provides that the Trustee shall, within 90 days after the occurrence of an event described in the preceding paragraph (without regard to any period of grace as therein specified or any requirement for the giving of notice) or the failure of the Company to duly observe or perform any provision of the Subordinated Indenture with respect to Senior Subordinated Debt Securities of any series, give to the Holders of the outstanding Senior Subordinated Debt Securities of that series notice of all uncured defaults known to it with respect to Senior Subordinated Debt Securities of that series (including both Events of Default and Events of Acceleration); provided that, except in the case of default in the payment of principal or interest, if any, on any of the Subordinated Debt Securities of that series or the payment of any sinking fund installment, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the outstanding Senior Subordinated Debt Securities of that series. (Section 8.2).

        The Company must deliver to the Trustee annually an officers' certificate stating whether or not the signers thereof have obtained knowledge of any existing default by the Company in the performance or fulfillment of the covenants, agreements and obligations contained in the Subordinated Indenture with respect to any series of Senior Subordinated Debt Securities and, if so, specifying each such default and the nature thereof. (Section 5.6).

Modification of the Subordinated Indenture

        Modifications and amendments of the Subordinated Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Senior Subordinated Debt Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Senior Subordinated Debt Security affected thereby: (a) change the stated maturity date of the principal of, or any installment of principal of or interest, if any, on, any Senior Subordinated Debt Security; (b) reduce the principal amount of, or the premium (if any) or interest, if any, on, any Senior Subordinated Debt Security; (c) adversely affect any right of repayment at the option of the Holder of any Senior Subordinated Debt Security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation; (d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof; (e) change the place or currency of payment of principal of, or premium (if any) or interest, if any, on, any Senior Subordinated Debt Security; (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Subordinated Debt Security; or (g) reduce the percentage in principal amount of outstanding Senior Subordinated Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the Subordinated Indenture or for waiver of compliance with certain provisions of the Subordinated Indenture or for waiver of certain defaults. (Section 10.2).

        The Holders of not less than a majority in aggregate principal amount of the outstanding Senior Subordinated Debt Securities of any series may on behalf of the Holders of all Senior Subordinated Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the Subordinated Indenture. (Section 5.7). The Holders of a majority in aggregate principal amount of the outstanding Senior Subordinated Debt Securities of any series may on behalf of the Holders of all Senior Subordinated Debt Securities of that series waive any past default under the Subordinated Indenture with respect to that series, except a default in the payment of the principal of, or the premium (if any) or interest, if any, on, any Senior Subordinated Debt Security of that series or in respect of a provision which under the Subordinated Indenture cannot be modified or amended without the consent of the Holder of each outstanding Senior Subordinated Debt Security of that series affected. (Section 7.15).

Satisfaction and Discharge

        The Subordinated Indenture may be fully satisfied and discharged not earlier than two years after payment of all outstanding Senior Subordinated Debt Securities shall have been made or duly provided for. (Section 6.1).

Global Securities

        The Senior Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with or on behalf of a depository (a "Depository") identified in the Prospectus Supplement relating to such series. Global Securities will be issued in registered form in either temporary or permanent form.

        The specific terms of the depository arrangement with respect to any Senior Subordinated Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depository arrangements.

        Senior Subordinated Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depository will be registered in the name of such Depository or its nominee. Upon the issuance of a Global Security, the Depository for such Global Security will credit the respective principal amounts of the Senior Subordinated Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such depository or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Senior Subordinated Debt Securities or by the Company, if such Senior Subordinated Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Securities will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such Global Security. Ownership of beneficial interests in Global Securities by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

        So long as the Depository for a Global Security, or its nominee, is the registered owner of such Global Security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the Senior Subordinated Debt Securities represented by such Global Security for all purposes under the Subordinated Indenture. Except as set forth below, owners of beneficial interests in such Global Securities will not be entitled to have Senior Subordinated Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Senior Subordinated Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Subordinated Indenture.

        Payment of principal of, and premium, if any, and any interest on Senior Subordinated Debt Securities registered in the name of or held by a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner or the holder of the Global Security. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Senior Subordinated Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 3.11).

        The Company expects that the Depository for a permanent Global Security, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depository. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

        A Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. If a Depository for a permanent Global Security is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue Senior Subordianted Debt Securities in definitive form in exchange for all of the Global Securities representing such Senior Subordinated Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Senior Subordinated Debt Securities represented by one or more Global Securities and, in such event, will issue Senior Subordinated Debt Securities in definitive form in exchange for all of the Global Securities representing such Senior Subordinated Debt Securities. (Section 3.5). Further, if the Company so specifies with respect to the Senior Subordinated Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Senior Subordinated Debt Securities of such series may, on terms acceptable to the Company and the Depository for such Global Security, receive Senior Subordinated Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Senior Subordinated Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Senior Subordinated Debt Securities registered in its name. Senior Subordinated Debt Securities of such series so issued in definitive form will be issued as registered securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof. (Section 3.5).

Certain Information Relating to the Trustee

        The Company and its affiliates maintain bank accounts, borrow money and have other customary banking relationships with the Trustee.

UNITED STATES TAXATION

        In the opinion of Simpson Thacher & Bartlett, special United States tax counsel to the Company, the following discussion is an accurate summary of the material United States federal income tax consequences of the purchase, ownership and disposition of Debt Securities as of the date hereof. Except where noted, it deals only with Debt Securities held as capital assets by United States Holders (as defined below) and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, life insurance companies, persons holding Debt Securities as a part of a hedging, conversion or contructive sale transaction or a straddle or United States Holders whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. This summary deals with Debt Securities that will be classified as debt for United States federal income tax purposes. Any special United States federal income tax considerations relevant to a particular issue of Debt Securities will be provided in the applicable Prospectus Supplement. Persons considering the purchase, ownership or disposition of Debt Securities should consult their own tax advisors concerning the federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

Payments of Interest

        Except as set forth below, interest on a Debt Security will generally be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes. As used herein, a "United States Holder" of a Debt Security means a holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust which is subject to the supervision of a court within the United States and the control of a United

States person as described in Section 7701(a)(30) of the Code. A "Non-United States Holder" is a holder that is not a United States Holder.

Original Issue Discount

        United States Holders of Debt Securities issued with original issue discount ("OID") will be subject to special tax accounting rules, as described in greater detail below. United States Holders of such Debt Securities should be aware that they generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, United States Holders of such Debt Securities generally will not be required to include separately in income cash payments received on the Debt Securities, even if denominated as interest, to the extent such payments do not constitute qualified stated interest (as defined below). Debt Securities issued with OID will be referred to as "Original Issue Discount Debt Securities." Notice will be given in the applicable Prospectus Supplement when the Company determines that a particular Debt Security will be an Original Issue Discount Debt Security.

        This summary is based upon Treasury regulations applicable to debt instruments issued with OID (the "OID Regulations"). The following discussion does not address Debt Securities providing for contingent payments. Investors should carefully examine the applicable Prospectus Supplement regarding the United States federal income tax consequences of the holding and disposition of any Notes providing for contingent payments that do not bear qualified stated interest.

        A Debt Security with an "issue price" that is less than its stated redemption price at maturity (the sum of all payments to be made on the Debt Security other than "qualified stated interest") will be issued with OID if such difference is at least 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity. The "issue price" of each Debt Security in a particular offering will be the first price at which a substantial amount of that particular offering is sold (other than to an underwriter, placement agent or wholesaler). The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more indices. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Notice will be given in the applicable Prospectus Supplement when the Company determines that a particular Debt Security will bear interest that is not qualified stated interest.

        In the case of a Debt Security issued with de minimis OID (i.e., discount that is not OID because it is less than 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity), the United States Holder generally must include such de minimis OID in income as principal payments on the Debt Securities are made in proportion to the stated principal amount of the Debt Security. Any amount of de minimis OID that has been included in income shall be treated as capital gain.

        Original Issue Discount Debt Securities that may be redeemed prior to their stated maturity at the option of the Company and/or at the option of the Holder may be subject to rules that differ from the general rules discussed herein. Persons considering the purchase of Original Issue Discount Debt Securities with such features should carefully examine the applicable Prospectus Supplement and should consult their own tax advisors with respect to such features since the tax consequences with respect to OID will depend, in part, on the particular terms and features of the Debt Securities.

        United States Holders of Original Issue Discount Debt Securities with a maturity upon issuance of more than one year must, in general, include OID in income in advance of the receipt of some or all of the related cash payments. The amount of OID includible in income by the initial United States Holder of an Original Issue Discount Debt Security is the sum of the "daily portions" of OID with respect to the Debt Security for each day during the taxable year or portion of the taxable year in which such United States Holder held such Debt Security ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an Original Issue Discount Debt Security may be of any length and may vary in length over the term of the Debt Security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of (a) the product of the Debt Security's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of a Debt Security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below) and reduced by any payments made on such Debt Security (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, a United States Holder will have to include in income increasingly greater amounts of OID in successive accrual periods. The Company is required to provide information returns stating the amount of OID accrued on Debt Securities held of record by persons other than corporations and other exempt Holders.

        In the case of an Original Issue Discount Debt Security that is a floating rate Debt Security, both the "yield to maturity" and "qualified stated interest" will be determined solely for purposes of calculating the accrual of OID as though the Debt Security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the Debt Security on its date of issue or, in the case of certain floating rate Debt Securities, the rate that reflects the yield to maturity that is reasonably expected for the Debt Security. Additional rules may apply if interest on a floating rate Debt Security is based on more than one interest index. Persons considering the purchase of Floating Rate Debt Securities should carefully examine the applicable Prospectus Supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences of the holding and disposition of such Debt Securities.

        United States Holders may elect to treat all interest on any Debt Security as OID and calculate the amount includible in gross income under the constant yield method described above. For the purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. The election is to be made for the taxable year in which the United States Holder acquired the Debt Security, and may not be revoked without the consent of the Internal Revenue Service (the "IRS"). United States Holders should consult with their own tax advisors about this election.

Short-Term Debt Securities

        In the case of Original Issue Discount Debt Securities having a term of one year or less ("Short-Term Debt Securities"), under the OID Regulations all payments (including all stated interest) will be included in the stated redemption price at maturity and, thus, United States Holders will generally be taxable on the discount in lieu of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a Short-Term Debt Security, unless the United States Holder elects to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method United States Holders of a Short-Term Debt Security are not required to include accrued discount in their income currently unless they elect to do so (but may be required to include any stated interest in income as it is received). United States Holders that report income for federal income tax purposes on the accrual method and certain other United States Holders are required to accrue discount on such Short-Term Debt Securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a United States Holder that is not required, and does not elect, to include discount in income currently, any gain realized on the sale, exchange or retirement of the Short-Term Debt Security will generally be ordinary income to the extent of the discount accrued through the date of sale, exchange or retirement. In addition, a United

States Holder that does not elect to include currently accrued discount in income may be required to defer deductions for a portion of the United States Holder's interest expense with respect to any indebtedness incurred or continued to purchase or carry such Debt Securities.

Market Discount

        If a United States Holder purchases a Debt Security (other than an Original Issue Discount Debt Security) for an amount that is less than its stated redemption price at maturity or, in the case of an Original Issue Discount Debt Security, its adjusted issue price, the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a United States Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Debt Security as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Debt Security at the time of such payment or disposition. In addition, the United States Holder may be required to defer, until the maturity of the Debt Security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Debt Security.

        Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Debt Security, unless the United States Holder elects to accrue on a constant interest method. A United States Holder of a Debt Security may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Acquisition Premium; Amortizable Bond Premium

        A United States Holder that purchases a Debt Security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Debt Security after the purchase date other than payments of qualified stated interest will be considered to have purchased such Debt Security at an "acquisition premium." Under the acquisition premium rules, the amount of OID which such holder must include in its gross income with respect to such Debt Security for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

        A United States Holder that purchases a Debt Security for an amount in excess of the sum of all amounts payable on the Debt Security after the purchase date other than qualified stated interest will be considered to have purchased such Debt Security at a "premium" and will not be required to include any OID in income. A United States Holder generally may elect to amortize the premium over the remaining term of the Debt Security on a constant yield method as an offset to interest when includible in income under the United States Holder's regular accounting method. In the case of instruments that provide for alternative payment schedules, bond premium is calculated by assuming that (i) the holder will exercise or not exercise options in a manner that maximizes the holder's yield and (ii) the issuer will exercise or not exercise options in a manner that minimizes the holder's yield except with respect to call options for which the issuer is assumed to exercise such call options in a manner that maximizes the holder's yield. Bond premium on a Debt Security held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Debt Security. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Sale, Exchange and Retirement of Debt Securities

        A United States Holder's tax basis in a Debt Security will, in general, be the United States Holder's cost therefor, increased by OID, market discount or any discount with respect to a Short-Term Debt Security previously included in income by the United States Holder and reduced by any amortized premium and any cash payments on the Debt Security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a Debt Security, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less any accrued qualified stated interest, which will be taxable as such) and the adjusted tax basis of the Debt Security. Except as described above with respect to certain Short-Term Debt Securities or with respect to market discount, such gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation which may vary depending upon the holding period of such capital assets. Prospective investors should consult their own tax advisors with respect to the treatment of capital gains and losses. The deductibility of capital losses is subject to limitations.

Tax Consequences of Satisfaction and Discharge

        The Company may discharge its obligations under the Debt Securities as more fully described under "Satisfaction and Discharge" in each of "Description of Senior Debt Securities" and "Description of Senior Subordinated Debt Securities" above. Such a discharge would generally for federal income tax purposes constitute the retirement of the Debt Securities and the issuance of new obligations with the result that Holders of the Debt Securities would realize gain or loss (if any) on such exchange, which would be recognized depending upon, for example, whether the exchange qualified as a tax-free recapitalization for federal income tax purposes or whether the wash sale loss disallowance rules applied. Any such gain would generally not be taxable to Non-United States Holders under the circumstances outlined below. Furthermore, following discharge, the Debt Securities might be subject to withholding, backup withholding and/or information reporting and might be issued with OID. Similar results might occur if the Company defeases certain obligations as described under "Description of Senior Debt Securities—Defeasance of Certain Obligations."

Non-United States Holders

        Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

          (a)   no withholding of United States federal income tax will be required with respect to the payment by the Company or any Paying Agent of principal, premium, if any, or interest (which for purposes of this discussion includes OID) on a Debt Security owned by a Non-United States Holder, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) the beneficial owner is not a bank whose receipt of interest on a Debt Security is described in section 881(c)(3)(A) of the Code, (iv) in the case of a Registered Security, the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder and (v) such interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the regulations thereunder;

          (b)   no withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange, retirement or other disposition of a Debt Security; and

          (c)   a Debt Security beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such Debt Security would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

        To satisfy the requirement referred to in (a)(iv) above, the beneficial owner of such Debt Security, or a financial institution holding the Debt Security on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the Company with a statement to the effect that the beneficial owner is not a United States person. Currently, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a United States person (which certification may be made on an Internal Revenue Service Form W-8 (or successor form)) or (2) a financial institution holding the Debt Security on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. Under recently finalized Treasury regulations (the "Final Regulations"), the statement requirement referred to in (a)(iv) above may also be satisfied with other documentary evidence for interest paid after December 31, 1999 with respect to an offshore account or through certain foreign intermediaries.

        If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of premium, if any, and interest (including OID) made to such Non- United States Holder will be subject to a 30% withholding tax unless the beneficial owner of the Debt Security provides the Company or its paying agent, as the case may be, with a properly executed (1) Internal Revenue Service Form 1001 (or successor form) claiming an exemption from (or reduction in) withholding under the benefit of an applicable tax treaty or (2) Internal Revenue Service Form 4224 (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. Under the Final Regulations, Non-United States Holders will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

        If a Non-United States Holder is engaged in a trade or business in the United States and premium, if any, or interest (including OID) on the Debt Security is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above (provided the Non-United States Holder complies with the relevant certification requirements), will be subject to United States federal income tax on such interest and OID on a net income basis in the same manner as if it were a United States Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such premium, if any, and interest (including OID) on a Debt Security will be included in such foreign corporation's earnings and profits.

        Any gain or income realized upon the sale, exchange, retirement or other disposition of a Debt Security generally will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder, or (ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange retirement or other disposition, and certain other conditions are met.

        Special rules may apply to certain Non-United States Holders, such as "controlled foreign corporations," "passive foreign investment companies" and "foreign personal holding companies," that are subject to special treatment under the Code. Such entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Backup Withholding and Information Reporting

        In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on Debt Securities and to the proceeds of sale of a Debt Security made to United States Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the United States Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

        In general, no information reporting or backup withholding will be required with respect to payments made by the Company or any paying agent to Non-United States Holders if a statement described in (a)(iv) under "Non-United States Holders" has been received (and the payor does not have actual knowledge that the beneficial owner is a United States person).

        In addition, backup withholding and information reporting may apply to the proceeds of the sale of a Debt Security within the United States or conducted through certain United States related financial intermediaries unless the statement described in (a)(iv) under "Non-United States Holders" has been received (and the payor does not have actual knowledge that the beneficial owner is a United States person) or the holder otherwise establishes an exemption.

CAPITAL REQUIREMENTS

        As registered broker-dealers, the Company and certain of its subsidiaries (the "Regulated Subsidiaries") are subject to the SEC's net capital rule (Rule 15c3-1, the "Net Capital Rule"), promulgated under the Exchange Act. The Exchange monitors the application of the Net Capital Rule by the Company, and the NASD monitors the application of the Net Capital Rule by the Regulated Subsidiaries. The Company and the Regulated Subsidiaries compute net capital under the alternative method of the Net Capital Rule which requires the maintenance of minimum net capital, as defined. A broker-dealer may be required to reduce its business if its net capital is less than 4% of aggregate debit balances and may also be prohibited from expanding its business or paying cash dividends if resulting net capital would be less than 5% of aggregate debit balances. In addition, the Net Capital Rule does not allow withdrawal of subordinated capital if net capital would be less than 5% of such debit balances.

        The Net Capital Rule also limits the ability of broker-dealers to transfer large amounts of capital to parent companies and other affiliates. Under the Net Capital Rule equity capital can not be withdrawn from a broker-dealer without the prior approval of the SEC when net capital after the withdrawal would be less than 25% of its securities positions haircuts (which are deductions from capital of certain specified percentages of the market value of securities to reflect the possibility of a market decline prior to disposition). In addition, the Net Capital Rule requires broker-dealers to notify the SEC and the appropriate self-regulatory organization two business days before a withdrawal of excess net capital if the withdrawal would exceed the greater of $500,000 or 30% of the broker-dealer's excess net capital, and two business days after a withdrawal that exceeds the greater of $500,000 or 20% of excess net capital. Finally, the Net Capital Rule authorizes the SEC to order a freeze on the transfer of capital if a broker-dealer plans a withdrawal of more than 30% of its excess net capital and the SEC believes that such a withdrawal would be detrimental to the financial integrity of the firm or would jeopardize the broker-dealer's ability to pay its customers.

        Compliance with the Net Capital Rule could limit those operations of the Company and its Regulated Subsidiaries that require the intensive use of capital, such as underwriting and trading activities and the financing of customer account balances.

        The Company is subject to other domestic and international regulatory requirements with which it is required to comply.

OUTSTANDING SUBORDINATED DEBT INSTRUMENTS

        The Company has issued various subordinated debt instruments in a form, and to persons, approved by the NYSE in accordance with the provisions of NYSE Rule 325. When issued, the Debt Securities shall constitute such subordinated debt. The Company is permitted to treat such subordinated debt as capital for the purposes of the Net Capital Rule and NYSE Rule 325. The instruments evidencing such subordinated debt provide that they shall be subordinated and junior in right of payment to the prior payment in full, or provision for such payment, of all obligations to all other present and future creditors of the Company (except for other subordinated debt similarly subordinated).

PLAN OF DISTRIBUTION

        The Company may sell Debt Securities through, or through underwriting syndicates managed by, Lehman Brothers Inc. ("Lehman Brothers") alone or with one or more other underwriters. The specific managing underwriter or underwriters with respect to the offer and sale of Debt Securities are set forth on the cover of a Prospectus Supplement relating to such Debt Securities and the members of the underwriting syndicate, if any, are named in such Prospectus Supplement. Only the underwriters so named in a Prospectus Supplement are underwriters, in connection with the Debt Securities offered thereby. The Prospectus Supplement also describes the discounts and commissions to be allowed or paid to the underwriters, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which the Debt Securities will be listed.

        The Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities of the series offered by the Prospectus Supplement if any of such Debt Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. To the extent, if any, that Debt Securities to be purchased by Lehman Brothers, as underwriter, are not sold by it at the public offering price set forth in the Prospectus Supplement, the Company, as issuer of such Debt Securities, will not receive the full amount of net proceeds of such Debt Securities set forth on the cover of the Prospectus Supplement.

        If so indicated in the Prospectus Supplement, the Company will authorize the underwriters to solicit offers by certain institutional investors to purchase Debt Securities providing for payment and delivery on a future date specified in the Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Debt Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, educational and charitable institutions and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (i) the purchase by an institution of the particular Debt Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) the Company shall have sold to such underwriters the total principal amount of such Debt Securities less the principal amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

        The underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters may be required to make in respect thereof.

The underwriters may engage in transactions with, or perform services for, the Company in the ordinary course of business.

        Each underwriter will represent and agree that (i) it has not offered or sold and will not offer or sell any Debt Securities to persons in the United Kingdom except to persons whose ordinary activities involve then in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"); (ii) it complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Debt Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Debt Securities if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

        This Prospectus, together with an applicable Prospectus Supplement, may also be used by Lehman Brothers International (Europe) ("LBIE") in connection with offers and sales of Securities related to market making transactions, by and through LBIE, at negotiated prices related to prevailing market prices at the time of sale or otherwise. LBIE may act as principal or agent in such transactions.

        The underwriting arrangements for any offering of the Debt Securities will comply with the requirements of Schedule E of the By-Laws of the NASD regarding an NASD member firm underwriting its own securities. Pursuant to Section 5 of Schedule E to the By-Laws of the NASD, the net proceeds to be received by the Company from the sale of the Debt Securities shall be placed in a duly established escrow account and shall not be released therefrom or used by the Company in any manner until the Company has filed with the NASD a computation of net capital in the manner required by and meeting the requirements of Section 5 of Schedule E.

ERISA MATTERS

        The Company may be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Code, with respect to certain employee benefit plans. Certain transactions between an employee benefit plan and a party in interest or disqualified person may result in "prohibited transactions" within the meaning of ERISA and the Code. ANY EMPLOYEE BENEFIT PLAN PROPOSING TO INVEST IN THE DEBT SECURITIES SHOULD CONSULT WITH ITS LEGAL COUNSEL.

LEGAL OPINIONS

        Unless otherwise indicated in an applicable Prospectus Supplement, the validity of the Debt Securities offered hereby will be passed upon for the Company by Karen M. Muller, Esq., Deputy General Counsel of the Company, and for the underwriters by Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017. Simpson Thacher & Bartlett acts as counsel in various matters for Lehman Brothers Holdings Inc., the Company and certain of their subsidiaries.

INDEPENDENT ACCOUNTANTS

        The consolidated financial statements of the Company for each of the three years ended November 30, 1997 appearing in the Company's Annual Report on Form 10-K for the year ended November 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

        No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and the accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter. Neither this Prospectus nor the accompanying Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus and the accompanying Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date of this Prospectus and the accompanying Prospectus Supplement.

LEHMAN BROTHERS INC.

Debt Securities

PROSPECTUS
May 6, 1998

LEHMAN BROTHERS

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WHERE YOU CAN FIND MORE INFORMATION ABOUT LEHMAN BROTHERS HOLDINGS
LEHMAN BROTHERS HOLDINGS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF THE GUARANTEES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
ERISA CONSIDERATIONS
EXPERTS
LEGAL MATTERS